AMENDMENT TO
                         INVESTMENT ADVISORY AGREEMENT



          WHEREAS, Oppenheimer Quest Value Fund, Inc. (hereinafter referred to as the "Fund"), and OppenheimerFunds, Inc . (hereinafter referred to as "OFI"), are party to an Investment Advisory Agreement dated June 2, 1997 (the "Agreement");

          WHEREAS, on October 22, 1997 the Fund's Board of Trustees approved a reduction in the Fund's annual management fee rate on assets in excess of $4 billion and $8 billion; and

          WHEREAS, the Fund and OFI desire to amend the Agreement to reflect the foregoing management fee change;

      NOW THEREFORE, the Fund and OFI agree as follows:

      1. Schedule A of the Agreement is replaced in its entirety with the Schedule A attached hereto.

      2. Except for the foregoing, no other provision of the Agreement is modified or amended and the Agreement, as amended hereby, shall remain in full force and effect.



Date: October 22, 1997


                              Oppenheimer Quest Value Fund, Inc.



                              By: /s/ Andrew J. Donohue
                               Andrew J. Donohue, Secretary


                              OppenheimerFunds, Inc.



                              By: /s/ Merryl Hoffman
                              Merryl Hoffman, Vice President

advisory\225.ame




                                  SCHEDULE A
                                      TO
                        INVESTMENT ADVISORY AGREEMENT
                                   BETWEEN
                      OPPENHEIMER QUEST VALUE FUND, INC.
                                     AND
                            OPPENHEIMERFUNDS, INC.



        NAME OF FUND            ANNUAL FEE AS A PERCENTAGE OF DAILY
                                    TOTAL NET
                                              ASSETS
============================= =======================================
Oppenheimer Quest Value Fund, 1.00% of first $400 million of  net
Inc.                          assets
                              0.90% of next $400 million of net assets 0.85% of next $3.2 billion of net assets 0.80% of next $4 billion of net assets 0.75% of net assets over $8 billion